SUB-ITEM 77Q1: Exhibits
(a) Copies of any material amendments to the registrant's charter or bylaws:
(a.1.) Articles Supplementary dated February 18,
2015 was previously filed with the SEC as exhibit a.(vii) to Post-Effective Amendment No. 128 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 27, 2015 (SEC
Accession No. 0001104659-15-015174) and
incorporated herein by reference.

(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I:

(d.1.) Articles Supplementary dated October 27,
2014, which established Class R6 Shares for the Funds, was previously filed with the SEC as exhibit a.(vi) to Post-Effective Amendment No. 126 to the Registrant's Registration Statement on Form N-1A filed with the SEC on November 7, 2014 (SEC
Accession No. 0001104659-14-078357) and
incorporated herein by reference.

(d.2.) Amended and Restated Multiple Class Plan
Pursuant to Rule 18f-3, which was amended and restated in connection with the offering of Class R6
Shares, was previously filed with the SEC as exhibit
n. to Post-Effective Amendment No. 126 to the Registrant's Registration Statement on Form N-1A filed with the SEC on November 7, 2014 (SEC
Accession No. 0001104659-14-078357) and
incorporated herein by reference.




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